UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2004

Genaissance Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30981	06-1338846
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Science Park New Haven, Connecticut		06511
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (203) 773-1450

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                                    Termination of a Material Definitive Agreement.

On November 24, 2004, Genaissance Pharmaceuticals, Inc. (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with RAM Trading, Ltd. (“RAM”), which provided for the termination of the Agreement and Acknowledgment by and between the Company and RAM, dated as of November 15, 2004 (the “RAM Agreement”).  Pursuant to the terms of the RAM Agreement, RAM agreed to purchase and assume, on or before November 24, 2004, all rights and obligations of Comerica Bank (“Comerica”) under that certain Loan and Security Agreement by and between the Company and Comerica, dated as of September 30, 2003 (as amended, restated, supplemented or otherwise modified from time to time, together with all documents related thereto collectively, the “Loan Agreement”).

Central to the RAM Agreement was the purchase by RAM of Comerica’s interest in the Loan Agreement and RAM’s agreement to modify the Loan Agreement to waive the Company’s obligation to meet, on a going forward basis, certain financial covenants, including a minimum cash balance requirement and minimum quick ratio.  Subsequent to the execution of the RAM Agreement, the Company raised approximately $6.0 million in connection with a private placement of its securities with certain institutional and other accredited investors, which closed on November 19, 2004 (the “Private Placement”).  Based on the completion of the Private Placement and due to the prepayment provisions contained in the RAM Agreement to be incorporated into the Loan Agreement, the implementation of the RAM Agreement would not have provided the Company with the benefits that the Company expected at the time the RAM Agreement was signed.  Therefore, the parties have agreed to terminate the RAM Agreement.  The Company will continue to meet its obligations under the original terms of the Loan Agreement, with which the Company is currently in full compliance.

Neither the RAM Agreement nor the Termination Agreement contains any early termination provisions.

RAM owns shares of the Company’s Series A Preferred Stock and Common Stock, and also holds a warrant to purchase shares of the Company’s Common Stock.  As of November 1, 2004, RAM owned 15.72% of the Company’s outstanding Common Stock on a fully diluted basis.

A copy of the Termination Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The RAM Agreement was filed as Exhibit 99.1 to the Current Report on Form 8-K that was filed with the Securities and Exchange Commission on November 16, 2004.

Item 9.01.              Financial Statements and Exhibits.

(c)  Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENAISSANCE PHARMACEUTICALS, INC.

Date: November 29, 2004	By:	/s/ Ben D. Kaplan
Ben D. Kaplan
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Termination Agreement by and between Genaissance Pharmaceuticals, Inc. and RAM Trading, Ltd. dated November 24, 2004.